Exhibit 21

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary. Unless otherwise noted, all subsidiaries are 100% owned (directly or indirectly) by Consolidated Communications Holdings, Inc.

Name	State of Incorporation
Berkshire Cable Corp.	New York
Berkshire Cellular, Inc.	New York
Berkshire New York Access, Inc.	New York
Berkshire Telephone Corporation	New York
C&E Communications, Ltd.	New York
Chautauqua & Erie Communications, Inc.	New York
Chautauqua and Erie Telephone Corporation	New York
Consolidated Communications of Comerco Company	Washington
Consolidated Communications Enterprise Services, Inc.	Delaware
Consolidated Communications Finance III Co.	Delaware
Consolidated Communications of California Company	California
Consolidated Communications of Central Illinois Company	Illinois
Consolidated Communications of Colorado Company	Delaware
Consolidated Communications of Florida Company	Florida
Consolidated Communications of Illinois Company	Illinois
Consolidated Communications of Kansas Company	Kansas
Consolidated Communications of Maine Company	Maine
Consolidated Communications of Minnesota Company	Minnesota
Consolidated Communications of Missouri Company	Missouri
Consolidated Communications of New York Company, LLC	Delaware
Consolidated Communications of Northern New England Company, LLC	Delaware
Consolidated Communications of Northland Company	Delaware
Consolidated Communications of Ohio Company, LLC	Delaware
Consolidated Communications of Oklahoma Company	Oklahoma
Consolidated Communications of Pennsylvania Company, LLC	Delaware
Consolidated Communications of Texas Company	Texas
Consolidated Communications of Vermont Company, LLC	Delaware
Consolidated Communications of Washington Company, LLC	Delaware
Consolidated Communications, Inc.	Illinois
FairPoint Business Services LLC	Delaware
St. Joe Communications, Inc.	Florida
Taconic Technology Corp.	New York
Taconic Telcom Corp.	New York
Taconic Telephone Corp.	New York

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